Exhibit 99.1

FIFTH THIRD BANK, NATIONAL

ASSOCIATION

EXECUTIVE SEVERANCE BENEFITS PLAN

AND

SUMMARY PLAN DESCRIPTION

Effective February 17, 2021

PURPOSE OF THE PLAN

The purpose of the Fifth Third Bank, National Association Executive Severance Benefits Plan (“Plan”) is to provide severance pay benefits to eligible executive employees whose employment with Fifth Third Bank, National Association (the “Company”) is terminated involuntarily under the conditions described below.

Except as provided herein or as otherwise provided by the Company in writing, this Plan (i) is the sole arrangement of the Company regarding severance-type benefits to eligible executives and (ii) replaces and supersedes all prior plans, programs, understandings and arrangements providing severance-type benefits to eligible executives (other than the CIC Severance Plan which remains in full force and effect).

This document contains the official text of the Plan and serves as the summary plan description for the Plan.

ELIGIBLE EXECUTIVES

Participation in the Plan is limited to executive employees of the Company who, on or after the Effective Date, serve as a member of the Enterprise Committee and who execute the Arbitration Agreement within thirty (30) days of (i) joining the Enterprise Committee or (ii) the Effective Date, whichever is later (“Participants”).

Notwithstanding the foregoing, the following employees are NOT eligible to be Participants in this Plan:

(i)	Any employee who has not served as a member of the Enterprise Committee following the Effective Date;

(ii)	Any employee who fails to timely execute the Arbitration Agreement;

(iii)

Any employee who is eligible to participate in another plan, policy or arrangement maintained by the Company or any of its affiliates which provides severance-type benefits unless such other plan, policy or arrangement provides that the employee will be eligible to receive benefits under this Plan, provided that eligibility to receive benefits under the CIC Severance Plan in connection with a termination of employment that occurs within twenty-four (24) months following a Change in Control does not make an employee ineligible to participate in this Plan; and

(iv)	Any employee who is covered by an employment contract unless the contract provides that the employee will be eligible to receive benefits under this Plan.

QUALIFYING TERMINATION EVENT

•	Qualifying Termination

A Participant will be eligible for severance benefits under this Plan only if:

•

The Participant’s date of termination of employment occurs prior to a Change in Control of the Company or more than twenty-four (24) months following the date of any Change in Control of the Company, and

•	The Company determines in its sole discretion that:

•	The Participant’s employment is being terminated involuntarily by the Company without Cause; or

•	The Participant has terminated the Participant’s employment for Good Reason.

Notwithstanding any Plan provision to the contrary, in no event will a Participant be eligible for severance benefits under this Plan if the Participant’s date of termination of employment occurs within twenty-four (24) months following the date of a Change in Control of the Company. For the avoidance of doubt, in no event will a Participant be eligible to receive for a separation event severance benefits both under this Plan and the CIC Plan.

Termination of Employment Not Eligible for Severance Benefits

Notwithstanding any other provision herein to the contrary, unless the Company provides otherwise in writing, a Participant will not be eligible for severance benefits under the Plan if the Company, in its sole discretion, determines that the Participant’s employment is terminating for any of the following reasons:

•	Resignation or other voluntary termination of employment (other than for Good Reason).

•	By mutual agreement;

•	Failure to return to work upon the expiration of an authorized leave of absence;

•	Retirement, death or disability;

•	By the Company for Cause;

•	Engaging in Detrimental Activity.

•	Other Employment

Unless the Company provides otherwise in writing, a Participant will not be eligible to receive benefits under this Plan if the Company, in its sole discretion, determines that any of the following events has occurred:

•

The Participant has been offered, but refused to accept, another suitable position with the Company or any of its subsidiaries or affiliates and the Participant does not have a basis to terminate employment for Good Reason.

•

The Participant’s employment has been terminated in connection with a sale or transfer, merger, establishment of a joint venture, or other corporate transaction, and such Participant has been offered employment by the successor employer and the Participant does not have a basis to terminate employment for Good Reason.

•	The Participant is transferred to a new position upon Participant’s request.

CONDITIONS FOR PAYMENT OF SEVERANCE BENEFITS

A Participant who terminates in a Qualifying Termination will not receive severance benefits under this Plan unless the Company determines that the Participant has satisfied all of the following conditions:

•	Work Until Last Day Designated

The Participant must continue to be actively at work through the last day of work designated by the Company, unless the Participant is absent due to vacation, temporary layoff, or an approved absence from work (including leave under the Family and Medical Leave Act).

•	Execution and Non-Revocation of Release

The Participant

•

Must execute a Non-competition Agreement and General Release of All Claims (“Release”) in a form substantially similar to Appendix A, and within the time period, prescribed by the Company (which will in no event be later than sixty (60) days following the Participant’s termination of employment), and comply with the terms of the Release; and

•	Must not revoke the Participant’s signature to the Release before it becomes effective.

•	Return of Company Property and Settlement of Expenses

On or before the Participant’s last day of employment, the Participant must return all company property in his or her possession or control and must settle satisfactorily all expenses owed to the Company and any of its subsidiaries or affiliates.

SEVERANCE BENEFITS

•	Severance Pay and Benefits

The severance pay and benefits provided under the Plan are described in Appendix B. A Participant’s benefits under the Plan are determined based on his or her position with the Company as of the date of termination of employment (provided that if the Participant’s termination is due to a material diminution in the Participant’s authority, duties or responsibilities that qualifies as a Good Reason event, the benefits will be determined based on the Participant’s position immediately prior to the material diminution in the Participant’s authority, duties or responsibilities).

DEFINITIONS

For purposes of this Plan, capitalized terms have the meanings provided below or otherwise in this Plan:

•	“Arbitration Agreement” means the Company’s standard form of Executive Severance Benefits Plan Mutual Agreement to Arbitrate, as it may be amended.

•	“Base Annual Salary” means a Participant’s annual rate of base salary in effect immediately prior to the Participant’s date of termination.

•	“Board” means the Board of Directors of the Company.

•	“Change in Control” has the meaning ascribed to that term in the CIC Severance Plan.

•	“Cause” means any of the following as determined by the Company:

•	The Participant has committed a felony or an intentional act of gross misconduct, moral turpitude, fraud, embezzlement or theft;

•

The Company or any subsidiary has been ordered or directed by any federal or state regulatory agency with jurisdiction to terminate or suspend the Participant’s employment, and such order or directive has not been vacated or reversed upon appeal; or

•

After being notified in writing by the Company to cease any particular Competitive Activity (as defined in the CIC Severance Plan), the Participant continues such Competitive Activity and the Company has determined that such act is materially harmful to the Company and/or any affiliate.

For purposes of this Plan, no act or failure to act on the part of the Participant shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

•	“CIC Severance Plan” means the Fifth Third Bancorp Executive Change in Control Severance Plan, as it may be amended.

•

“Detrimental Activity” means any activity that, in the Company’s judgment and sole discretion, causes, or could reasonably be expected to cause, harm to the Company’s performance or reputation. Examples of conduct that could rise to the level of “Detrimental Activity” include but are not limited to significant violation of Company policy and significant poor performance that continues after warning of such performance.

•	“Effective Date” means February 17, 2021.

•

“Enterprise Committee” means those employees of the Company designated as being on the Enterprise Committee by the Board or its delegate from time to time. The list of employees designated as being on the Enterprise Committee as of the Effective Date is on Schedule 1.

•	“Good Reason” means the occurrence of any one or more of the following without the Participant’s written consent:

•

a material diminution in the Participant’s authority, duties or responsibilities (other than those which occur in connection with the Company’s succession planning, as determined by the Company in its sole discretion), provided that in no event shall the fact of a Participant ceasing to serve on the Enterprise Committee in and of itself constitute Good Reason;

•	a material diminution by the Company in the Participant’s base compensation;

•	a material (at least 50 miles) change in the geographic location in which the executive must perform services; or

•	any other action or inaction that constitutes a material breach by the Company of the Plan.

To terminate for Good Reason a Participant must give notice to the Company within thirty (30) days of the initial existence of the condition, the Company shall have thirty (30) days upon receipt of such notice to remedy the condition and if the Company fails to remedy the condition the Participant must actually terminate employment on the expiration of Company’s period to remedy the condition or on the date the Company notifies the Participant it will not be remedying the condition, if earlier.

•	“Qualifying Termination” means a termination event which satisfies the requirements set forth in the Section of this Plan called Qualifying Termination Event – Qualifying Termination.

•	“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and all Treasury Regulations and guidance promulgated thereunder.

•	“Separation from Service” shall have the meaning provided in the CIC Severance Plan.

•	“Variable Compensation Plan” means the Fifth Third Variable Compensation Plan.

RIGHT TO TERMINATE BENEFITS

Notwithstanding anything in this Plan to the contrary, the Company shall have the right to terminate the benefits payable under this Plan at any time if the Company in its discretion determines that:

•	A Participant is reemployed by the Company or any of its subsidiaries, affiliates, or successors before the completion of the scheduled payment of severance pay; OR

•

A Participant has breached any of the terms and conditions set forth in any agreement entered into by the Participant as a condition to receiving benefits under this Plan, including, but not limited to, the Release and Arbitration Agreement.

ADMINISTRATION OF THE PLAN

The Human Capital and Compensation Committee shall serve as the Plan Administrator. The Plan Administrator shall have sole authority and discretion to administer and construe the terms of this Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Plan Administrator shall have complete discretionary authority to carry out the following powers and duties:

•	To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

•	To interpret the Plan, its interpretation thereof to be final and conclusive on all persons claiming benefits under the Plan;

•

The Committee may delegate all or any portion of its authority under the Plan to any other person(s); provided, however, that the Committee may not delegate its authority to amend or terminate the Plan or to designate executive employees as eligible or ineligible under the Plan;

•	To decide all questions, including without limitation, issues of fact, concerning the Plan, including the eligibility of any person to participate in, and receive benefits under, the Plan; and

•	To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan.

CLAIMS PROCEDURE

The Plan Administrator reviews and authorizes payment of severance benefits for those Participants who qualify under the provisions of the Plan. No claim forms need be submitted. Questions regarding payment of the severance benefits should be directed to the Plan Administrator.

If a Participant feels he or she is not receiving severance benefits which are due, the Participant should file a written claim for the benefits with Plan Administrator. A decision on whether to grant or deny the claim will be made within 90 days following receipt of the claim. If more than 90 days is required to render a decision, the Participant will be notified in writing of the reasons for delay. In any event, however, a decision to grant or deny a claim will be made by not later than 180 days following the initial receipt of the claim.

If the claim is denied in whole or in part, the Participant will receive a written explanation of the specific reasons for the denial, including a reference to the Plan provisions on which the denial is based.

If the Participant wishes to appeal this denial, the Participant may write within 60 days after receipt of the notification of denial. The claim will then be reviewed by the Finance Committee and the Participant will receive written notice of the final decision within 60 days after the request for review. If more than 60 days is required to render a decision, the Participant will be notified in writing of the reasons for delay before the end of the initial 60-day period. In any event, however, the Participant will receive a written notice of the final decision within 120 days after the request for review.

GENERAL RULES

•	Right to Withhold Taxes

The Company shall withhold such amounts from payments under this Plan as it determines necessary to fulfill any federal, state, or local wage or compensation withholding requirements.

•	Recoupment

Any severance benefits paid to pursuant to this Plan may be subject to a clawback to the extent required by law under Section 954 of the Dodd-Frank Act or any other law or Company policy.

•	No Right to Continued Employment

Neither the Plan nor any action taken with respect to it shall confer upon any person the right to continue in the employ of the Company or any of its subsidiaries or affiliates.

•	Benefits Non-Assignable

Benefits under the Plan may not be anticipated, assigned or alienated.

•	Unfunded Plan

The Company will make all payments under the Plan, and pay all expenses of the Plan, from its general assets. Nothing contained in this Plan shall give any eligible Participant any right, title or interest in any property of the Company or any of its affiliates nor shall it create any trust relationship.

•	Severability

The provisions of the Plan are severable. If any provision of the Plan is deemed legally or factually invalid or unenforceable to any extent or in any application, then the remainder of the provisions of the Plan, except to such extent or in such application, shall not be affected, and each and every provision of the Plan shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

•	Section Headings

Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Plan.

•	Limitations on Payments under Certain Circumstances (Code Section 280G)

Notwithstanding anything in the Plan to the contrary, in the event it shall be determined that any payment by the Company to a Participant under this Plan (when aggregated with any payments under any other plan, agreement, program, policy or arrangement) would, if paid, be subject to the excise tax imposed by Section 4999 of the Code, then such payment shall be subject to the provisions of Section 4.4 of the CIC Severance Plan.

•	Section 409A

•

Although the Company does not guarantee the tax treatment of any payments or benefits under the Plan, the intent of the Company is that the payments and benefits under this Plan be exempt from, or comply with, Section 409A and to the maximum extent permitted the Plan shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or its affiliates or their respective officers, directors, employees or agents be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or damages for failing to comply with Section 409A. Each of the payments of severance pay benefits under this Plan are designated as separate payments for purposes of Section 409A and Treasury Regulations Section 1.409A-2(b)(2)(iii) and for purposes of the short-term deferral rules under Treasury Regulations Section 1.409A-1(b)(4)(i)(F) and the exemption for involuntary terminations under separation pay plans under Treasury Regulations Section 1.409A-1(b)(9)(iii).

•

Notwithstanding the foregoing or any other provision of this Plan to the contrary, if at the time of a Participant’s Separation from Service, the Participant is a “Specified Employee”, then the Company will defer the payment or commencement of any nonqualified deferred compensation subject to Section 409A payable upon Separation from Service (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is the first day of the seventh (7th) month following Separation from Service or, if earlier, the earliest other date as is permitted under Code Section 409A (and any amounts that otherwise would have been paid during this deferral period will be paid in a lump sum on the date that is the first day of the seventh (7th) month following Separation from Service or such shorter period, if applicable). A Participant will be a “Specified Employee” for purposes of this Plan if, on the date of the Participant’s Separation from Service, the Participant is an individual who is, under the method of determination adopted by the Company designated as, or within the category of employees deemed to be, a “Specified Employee” within the meaning and in accordance with Treasury Regulation Section 1.409A-1(i). The Company shall determine in its sole discretion all matters relating to who is a “Specified Employee” and the application of and effects of the change in such determination.

•

Notwithstanding anything in this Plan or elsewhere to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits that constitute “non-qualified deferred compensation” within the meaning of Section 409A upon or following a termination of the Participant’s employment unless such termination is also a Separation from Service and, for purposes of any such provision of this Plan, references to a “termination,” “termination of employment” or like terms shall mean “Separation from Service” and the date of such Separation from Service shall be the date of termination for purposes of any such payment or benefits.

PLAN AMENDMENT AND TERMINATION

The Company has the power to amend, modify or terminate this Plan with respect to any Participant at any time prior to such Participant’s termination of employment by a writing executed by the Board.

Eligible Participants do not have any vested right to severance pay or other benefits under this Plan.

GOVERNING LAWS AND TIME LIMIT FOR BEGINNING LEGAL ACTIONS

The provisions of the Plan shall be construed, administered and enforced according to applicable federal law and, where appropriate, the laws of the State of Ohio without reference to its conflict of laws rules and without regard to any rule of any jurisdiction that would result in the application of the law of another jurisdiction.

The parties expressly consent that any action or proceeding relating to this Plan or any release or other agreement entered into with respect to this Plan will be brought solely through binding arbitration as per the Arbitration Agreement. By the Arbitration Agreement, the Plan has waived its right to participate in a class, collective, or representative action brought on its own behalf and consents to resolve all claims, disputes and legal actions arising from or relating to or concerning the Plan solely through arbitration on an individual basis.

No arbitration or legal action relating to this Plan or any release or other agreement entered into with respect to this Plan may be brought later than the first anniversary of the earlier of termination of employment or other event giving rise to the claim.

STATEMENT OF ERISA RIGHTS

As a Participant in this Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to:

•	Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan Administrator’s office and at other specified locations all documents governing the plan and a copy of the latest annual report (Form 5500 Series) required to be filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if any required, and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

•	Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

•	Enforce Your Rights

If your claim for a severance benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file an action through arbitration as per the Arbitration Agreement. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file or you may file an action through arbitration as per the Arbitration Agreement. The arbitrator will decide who should pay the arbitration costs and legal fees. If you are successful, the arbitrator may order the person you have sued to pay these costs and fees. If you lose, the arbitrator may order you to pay these costs and fees, for example, if it finds your claim is frivolous, except that the Company may not be awarded the fees which it is required to pay under the Arbitration Agreement.

•	Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

ADDITIONAL INFORMATION

Plan Sponsor:	Fifth Third Bank, National Association 38 Fountain Square Plaza Cincinnati, Ohio 45263 513-534-4300

Employer Identification Number (EIN):	31-0854434

Plan Name:	Fifth Third Bank, National Association Executive Severance Benefits Plan

Type of Plan:	Welfare benefit plan - severance pay

Plan Year:	Calendar year

Plan Number:	531

Plan Administrator:	Human Capital and Compensation Committee Fifth Third Bank, National Association 38 Fountain Square Plaza Cincinnati, Ohio 45263 513-534-4300 Attention: Director of Human Capital, Business Consulting

Agent for Service of Legal Process:	Plan Administrator

Appendix A

[Please note that for individuals based in California at the time of separation, revisions to this Agreement will be necessary, including, but not limited to, deletion or revision of Sections B(2), B(3) or B(4) and revisions to the Agreement necessary to obtain a release of claims under California law.]

NON-COMPETITION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

THE EXECUTION OF THIS NON-COMPETITION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS (the “Agreement”) between FIFTH THIRD BANK, NATIONAL ASSOCIATION and its parent corporation, successors, assigns, subsidiaries, divisions, and affiliates (individually and collectively, the “Company”) and                                          (“Executive”), is a condition of receiving severance benefits set forth in the Fifth Third Bank, National Association Executive Severance Benefits Plan (the “Plan”).

In consideration of the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, Executive and Company, its predecessors, officers and directors agree as follows:

A.    Severance Benefits. Executive’s employment will end as of                      [insert date] (the “Separation Date”). If Executive complies with the terms and conditions of the Plan and this Agreement, Executive will receive the severance benefits pursuant to the Plan and in compliance with all Plan terms as set forth below:                                          [list benefits to be provided] (the “Severance Benefits”).

Executive acknowledges and agrees that except for the Severance Benefits, Executive shall be entitled to no other wages, salary, vacation pay, bonuses, incentive awards, commissions, benefits, other severance benefits, whether under the Company’s Executive Change in Control Severance Plan (“ECICSP”) or otherwise, or other compensation of any kind, except as required by law. Executive further acknowledges and agrees that Executive would not receive the Severance Benefits, except for Executive’s execution of this Agreement and the fulfillment of the promises contained herein.

B.    Covenants. Executive acknowledges that during Executive’s employment with the Company Executive became familiar with the Company’s Confidential Information (as defined below) and that Executive’s services were of special and unique value to the Company. Executive understands and agrees that without employment by the Company, Executive would not have had access or exposure to this Confidential Information. Executive further understands and agrees that this Confidential Information and the Company’s development of and its relationships with customers take a long time to develop and are the product of substantial investment by the Company. Executive also understands and agrees that the Company has a legitimate and protectable interest in protecting the Confidential Information and the Company’s employees, customers, and other business relationships and that this Section B is intended to protect those interests. Additionally, Executive understands that in consideration for the right to receive Severance Benefits, Executive in turn agrees to the covenants set forth in this Section B and agrees that if Executive revokes pursuant to Section K of this Agreement, such revocation shall not apply to this Section B and the provisions in this Section B shall remain in full force and effect pursuant to their terms regardless of such revocation. Accordingly, in exchange for the right to receive Severance Benefits or the receipt of such Severance Benefits, each of which Executive acknowledges as independently sufficient consideration, and to preserve the interests of the Company in its clients, customers, and employees, Executive agrees to the covenants in this Section B.

i

1.    Covenant Not to Use Confidential Information.

a.    As a necessary function of Executive’s employment with the Company, Executive had access to, used, received, and otherwise acquired various kinds of customer, business, and technical information relating to the Company’s business that is of a confidential nature to the Company, whether or not such information is specifically labeled as “confidential.” Executive agrees that such confidential information includes, for example, the following:

Current, prospective and former customer names and information, including but not limited to contact, financial and account information; product information; compensation plans and arrangements, including incentive compensation plans; performance specifications; pricing, profit margin, and other financial information; product specifications; vendor information; Company training, reference and/or educational materials; Company forecasts/plans/pipelines; objectives and strategies; quality control and/or compliance standards; business referrals, suppliers, and customer lists; unpublished works of any nature whether or not copyrightable; business plans; Company research and/or development materials relating to the Company’s business; information contained in pending patent applications; inventions, technical improvements, and ideas; and all other information and knowledge in whatever form used or useful in management, marketing, purchasing, finance, or operations of the Company’s business and any compilation of such information and all other similar information used by the Company that is not available to those outside of the Company (hereinafter collectively referred to as “Confidential Information”).

b.    Executive also understands that Executive occupied a position of confidence and trust with respect to the Company’s Confidential Information during Executive’s employment. Executive acknowledges and agrees that such Confidential Information is the exclusive property of the Company, is not generally known outside of the Company, that the Company has taken measures to guard the secrecy of its Confidential Information, that such information is extremely valuable and an essential asset of the Company’s business, and that such information, if disclosed without authorization to a third party or used by Executive for purposes other than conducting the Company business would cause irreparable harm to the Company and/or its customers.

c.    Executive further agrees that Executive will not disclose or use, directly or indirectly, or authorize or permit anyone under Executive’s direction to disclose to anyone, any Confidential Information of the Company that Executive obtained during the course of Executive’s employment relating to or otherwise concerning the business of the Company, whether or not acquired, originated, or developed in whole or in part by Executive. Without limitation, Executive shall not use any Confidential Information to solicit any Company customer or employee to compete with the Company or in any other manner to compete with the Company.

d.    The obligations set forth herein shall not apply to any trade secrets or Confidential Information that has become generally known to competitors of the Company through no act or omission of Executive, nor shall the obligations set forth herein apply to disclosures made pursuant to the Sarbanes-Oxley Act of 2002. However, Executive agrees that Executive will not compile pieces of information from several sources and assemble them together in any manner in an attempt to circumvent a violation of Executive’s confidentiality obligations to the Company or attempt to demonstrate thereby that any of the Confidential Information is in the public domain.

e.    Under the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Executive’s attorney in relation to a lawsuit for retaliation against Executive for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

2.    Covenant Prohibiting Competition and Solicitation of Customers. Confidential Information of the Company gained by Executive during employment is developed by the Company through substantial expenditures of time, effort, and financial resources, and constitutes valuable and unique property of the Company. Executive acknowledges, understands, and agrees that the foregoing makes it necessary for the protection of the Company’s business that Executive does not divert business of the Company’s customers from the Company and that Executive maintain the confidentiality and integrity of Confidential Information. Therefore, Executive agrees that for a period of one (1) year following the Separation Date:

a.    In any state, geographic region, or territory in which the Company operates, Executive shall not directly or indirectly, for Executive or any other individual or entity, as an employee, agent, consultant, director, equity holder, manager, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in, be employed by or participate in any manner in, act as a consultant or advisor to, otherwise assist, or render services for, any individual or entity rendering services or handling products competitive with the Company.

Nothing herein shall prevent Executive from investing in an entity listed on a national securities exchange or traded in the over the counter market so long as Executive’s ownership interest in such entity does not exceed five percent (5%) of the equity of such entity.

b.    Executive shall not directly or indirectly, for Executive or any other individual or entity, solicit, contact, divert, entice or take away any customers, business or prospective business about whom Executive had knowledge, or with whom Executive had contact, involvement or responsibility during Executive’s employment with the Company, or attempt to do so for the sale of any product or service that competes with a product or service offered by the Company.

c.    Executive shall not directly or indirectly, for Executive or any other individual or entity, solicit, contact, divert, entice or take away any potential customer identified, selected or targeted by the Company about whom Executive had knowledge, or with whom Executive had contact, involvement or responsibility during Executive’s employment with the Company, or attempt to do so for the sale of any product or service that competes with a product or service offered by the Company.

d.    Executive shall not directly or indirectly accept or provide assistance in the accepting of (including, but not limited to, providing any service, information or assistance or other facilitation or other involvement) business or orders from customers or any potential customers of the Company about whom Executive had knowledge or with whom Executive had contact, involvement, or responsibility during Executive’s employment with the Company, or attempt to do so on behalf of any third party or otherwise for his or her own benefit.

Nothing contained in this Section shall preclude Executive from accepting employment with or creating his or her own company, firm, or business that competes with the Company so long as those activities do not violate any of the terms of this Agreement.

3.    Covenant Prohibiting Solicitation of Employees. Executive agrees that for a period of one (1) year following the Separation Date, Executive shall not directly or indirectly solicit, recruit, induce, encourage, interview, hire or attempt to solicit, recruit induce, encourage, interview, or hire, directly or by assisting any other individual or entity, any employee or independent contractor of the Company, nor encourage any such employee or independent contractor to cease their relationship with the Company. Without limitation,

Executive agrees not to engage in discussions with any officer, manager, employee, or independent contractor of the Company in an attempt to solicit, recruit, induce or encourage the individual to end his or her relationship with the Company, not to share any Company officer, manager, employee, or independent contractor’s name or contact information with any other person or entity so that the person or entity can speak to the Company’s officer, manager, employee, or independent contractor about potentially leaving the Company, and not to participate in any interviewing or hiring of a Company officer, manager, employee, or independent contractor.

4.    Non-Disparagement. Executive acknowledges, agrees, and covenants that Executive will not make any statements, comments, or communications that constitute disparagement of the Company and/or any Released Parties (as defined below) or that may be considered detrimental or injurious to the good name or business reputation of the Company and/or any Released Party. Nothing in this provision shall prevent Executive from testifying truthfully as required by law nor does this provision prohibit or prevent Executive from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency.

5.    Other Provisions.

a.    Extension in The Event of Breach: Any period of violation of this Section B by Executive shall extend the term of this Agreement by the period of the breach.

b.    Severability: If, at the time of enforcement of this Section B, a court or arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. All provisions of this Section B not revised shall then survive according to their respective terms.

c.     Acknowledgments: Executive agrees that Executive has carefully read and considered the provisions of this Section B and, having done so, agrees and acknowledges that: (1) the covenants set forth in this Section B are reasonable in all respects, including, where applicable, geographical and temporal scope, and (2) as part of the offer of and requirements for Executive’s receipt of the Severance Benefits, the Company and Executive would not have entered into this Agreement but for Company’s and Executive’s covenants contained herein, and (3) the covenants contained herein have been made in order to induce the Company and Executive to enter into this Agreement. Executive also acknowledges that the provisions of this Section B were and are in consideration of good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that none of the restrictions contained in this Section B preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. Executive further agrees and acknowledges that the potential harm to the Company of the non-enforcement of any provision of this Section B outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Finally, Executive is in full accord with the provisions of this Section B as to their necessity for the reasonable and proper protection of Confidential Information of the Company.

d.    Notice: Executive agrees that Executive will advise any individual or entity with which Executive may be engaged as an employee, agent, consultant, director, equity holder, manager, co-partner, owner, operator, manager, consultant, or advisor of: (1) Executive’s obligations contained in this Section B; and (2) any of Executive’s prior obligations prohibiting the use, possession, and dissemination of confidential, proprietary and/or trade secret protected information. Such notice by Executive shall not be a violation of the confidentiality provisions included in this Agreement.

e.    Obligation to Comply with Other Laws: The duties Executive owes the Company under this Agreement shall be deemed to include federal, state and common law obligations of employees to their employers. This Agreement is intended, amongst other things, to supplement the provisions of state trade secret law and duties Executive owes the Company under common law, including but not limited to the duty of loyalty, and does not in any way supersede any of the obligations or duties Executive otherwise owes the Company.

f.    Attorney’s Fees: If the Company must enforce any of its rights under this Agreement through legal proceedings, Executive agrees to reimburse the Company for all reasonable costs, expenses, and attorney’s fees incurred by it in connection with the enforcement of its rights.

g.    Injunctive Relief: Executive acknowledges that should Executive violate any of the provisions of this Agreement, the Company will suffer irreparable harm and not have an adequate remedy at law. Accordingly, as set forth in Section D below, Executive agrees that the Company may, in addition to other rights and remedies existing, seek specific performance or injunctive relief to restrain or prevent any such violation, as well as all equitable relief, in a court of competent jurisdiction, without posting a bond or other security.

h.    Relationship with Other Agreements: The covenants contained in this Section B shall fully supersede and replace any previous obligations imposed upon Executive by agreements entered into between Executive and the Company as they relate to Executive’s postemployment competition or solicitation of customers and/or employees. For the sake of clarity, if Executive’s employment ended by reason of Retirement as defined in in the Long Term Incentive Award Overview or for any other reason, the Company does not consent to Executive acting in any manner or taking any action that would violate this Section B, including but not limited to, Executive becoming an employee or director of, or a consultant to or advisor to, another financial institution in violation of this Section B. However, any prior obligations prohibiting the use, possession, and dissemination of confidential, proprietary and/or trade secret protected information (the “Prior Confidentiality Covenants”) shall remain in full force and effect.

C.    Release of Claims. In exchange for good and valuable consideration, the sufficiency of which Executive agrees, Executive hereby releases, forever discharges, and covenants not to sue in court or to bring a claim for arbitration against Fifth Third Bank, National Association, its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Released Parties” or “Released Party”) of and from any and all claims, actions, causes of action, suits, proceedings, complaints, charges, contracts, judgments, damages, liabilities, demands, and attorneys’ fees known and unknown, asserted or unasserted against any Released Party, which Executive ever had, now has or which Executive or Executive’s heirs, executors, administrators, successors or assigns may have as of the date of execution of this Agreement, due to any matter whatsoever relating to Executive’s employment, compensation, benefits and/or termination of Executive’s employment, (collectively, the “Released Claims”). The parties to this Agreement intend Executive’s release to be general and comprehensive in nature and to release all claims and potential claims against the Released Parties to the maximum extent permitted by law. The Released Claims include specifically by way of description, but not by way of limitation: (i) any and all claims arising out of or in any way related to Executive’s employment with the Company, or the separation of employment from the Company, including without limitation, claims for breach of contract, bonus, retention award, replacement award, deferred award, or other compensation or separation allowance or severance benefits; (ii) any and all claims arising out of or in any way related to Corporate and Criminal Fraud Accountability Act of 2002 (Sarbanes-Oxley Act), the Dodd-Frank Act (including but not limited to such claims arising under the Securities Exchange Commission Whistleblower Program, the Commodities Futures Trading

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Commission Whistleblower Program and/or the Consumer Financial Protection Whistleblower Program), and the False Claims Act; (iii) any and all claims arising out of or in any way related to any federal, state, or local law prohibiting harassment, retaliation, or discrimination of any kind or discrimination on the basis of age, race, color, religion, disability, handicap, sex, sexual orientation, national origin, or citizenship, (iv) any claim that any Released Party violated the National Labor Relations Act, (v) any and all claims for back and front pay, wages, compensation, commissions, bonus, stock, stock options, fraud, misrepresentation, or defamation; and (vi) any and all claims arising out of or in any way related to any transactions, occurrences, acts, statements, disclosures, or omissions occurring prior to the date of this Agreement, including, but not limited to, any alleged violation of:

•	Title VII of the Civil Rights Act of 1964, as amended;

•	The Civil Rights Act of 1991;

•	Sections 1981 through 1988 of Title 42 of the United States Code;

•	The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under an employee benefit plan sponsored by the Company);

•	The Immigration Reform and Control Act;

•	The Americans with Disabilities Act of 1990, as amended;

•	The Age Discrimination in Employment Act of 1967 (“ADEA”);

•	The federal Worker Adjustment and Retraining Notification Act;

•	Public Law 107-204, including whistleblower claims under 18 U.S.C. Sections 1514A and 1513(e)

•	The Fair Credit Reporting Act;

•	The Family and Medical Leave Act;

•	The Equal Pay Act of 1963, as amended;

•	The Ledbetter Fair Pay Act;

•	The Older Workers Benefit Protection Act;

•	The Genetic Information Non-Discrimination Act of 2008;

•	The Occupational Safety Health Act;

•	The Consolidated Omnibus Budget Reconciliation Act of 1985;

•	Executive Order 11246;

•	any other federal, state or local law, rule, regulation, or ordinance, including the laws of the State of Ohio and Executive’s state of employment;

•	any public policy, contract, tort, or common law claim; or

•	any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.

Executive acknowledges and agrees that Executive may discover claims or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter for this Agreement and which, if known or suspected at the time of entering this Agreement, may have materially affected this Agreement. Nevertheless, Executive hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts.

Notwithstanding the foregoing, this release does not include any rights that Executive cannot lawfully waive and does not include any rights Executive may have to: (a) Executive’s own vested accrued employee benefits under the Company’s qualified retirement benefit plans as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (c) pursue claims which by law cannot be waived by signing this Agreement; (d) enforce this Agreement; and/or (e) challenge the validity of this Agreement.

Nothing in this Agreement is intended to or shall interfere with Executive’s rights to challenge the Company’s compliance with the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act. Moreover, nothing in this Agreement is intended to or shall interfere with Executive’s right to exercise rights under Section 7 of the National Labor Relations Act (“NLRA”), or to file a charge or complaint with, or participate or cooperate in an investigation or proceeding conducted by the US Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), the Securities and Exchange Commission (“SEC”) or any other federal, or comparable state or local government agency or commission (“Government Agencies”); such agencies and commissions have the authority to carry out their statutory duties by investigating a charge, issuing a determination, filing a lawsuit, or taking any other action authorized by law. Executive retains the right to participate in such actions and retain the right to communicate with any Government Agencies or otherwise participate in, testify, or assist in any investigation, hearing, whistleblower proceeding or other proceeding that may be conducted by any Government Agencies, including providing documents or other information without notice to the Company and such communication shall not be limited by any provision of this Agreement, including without limitation the: non-disclosure of confidential information, cooperation, breach of employee covenants, confidentiality or non-disparagement provisions herein. This Agreement does not limit Executive’s right to receive an award or benefit for information provided to a Government Agency as a whistleblower under any government-administered whistleblower award program; however, to the maximum extent permitted by law, Executive agrees that Executive shall not be entitled to recover any individual monetary damages or relief or other individual remedies with respect to any non-whistleblower claim. Notwithstanding the above, nothing in this Agreement limits Executive’s right to receive an award for information provided to the SEC.

If any claim is not subject to release, Executive waives, to the extent permitted by law, any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multiparty action or proceeding based on such a claim in which the Company or any other Released Party is a party.

D.    Dispute Resolution. Executive and Company agree that any dispute, breach or alleged breach arising out of or relating to this Agreement or Executive’s employment with or separation from the Company shall be resolved by binding arbitration pursuant to the Plan and to the Executive Severance Benefits Plan Mutual Agreement to Arbitrate (the “Arbitration Agreement”). Nothing in this Section shall affect or limit in any way either party’s right to resort to a court for emergency equitable relief in the form of a temporary restraining order or other similar temporary equitable remedy to preserve the status quo pending an arbitration for breach or threatened breach of any restrictive covenants included in Section B and misappropriation or threatened misappropriation of the Company’s trade secrets or breach of the confidentiality or non-disparagement promises in this Agreement. Once a decision is made on any motion for temporary equitable relief to preserve the status quo on such claims, the remainder of the dispute will be resolved through arbitration pursuant to the Plan and the Arbitration Agreement.

E.    Governing Law and Interpretation. This Agreement shall be governed by and construed and enforced in accordance with the Federal Arbitration Act (“FAA”), and not individual state laws regarding enforcement of arbitration agreements. With respect to matters not governed by the FAA, this Agreement shall be governed by and shall be interpreted in accordance with the laws of Ohio without regard to its conflict of laws provision.

F.    Cooperation. Executive also agrees that if requested by the Company, Executive will reasonably cooperate with the Company and provide information and assistance to the Company that relates to Executive’s work conducted on behalf of the Company. Such assistance shall include, but not be limited to providing the Company or Compliance Officer or their designees all of Executive’s operational, institutional and business knowledge and all of the customer and contractual information known by Executive that relate to the performance of Executive’s duties for the Company. Executive shall further reasonably cooperate in connection with any internal investigation, the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding, civil or criminal, before any arbitral, administrative, judicial, legislative, regulatory or self-regulatory or other body or agency, including providing truthful testimony in or in connection with any proceeding. Executive further agrees to perform all reasonable acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Section F of this Agreement. The Company will provide Executive with reasonable advance notice of its desire to request Executive’s cooperation. The Company will seek to minimize interruptions to Executive’s schedule to the extent consistent with its interests in the matter and reimburse Executive for all reasonable and appropriate out-of-pocket expenses Executive incurs in connection with providing such cooperation upon reasonable substantiation of such expenses.

G.    Confidentiality. Executive affirms that Executive has not divulged any Confidential Information of the Company and will continue not to disclose and maintain the confidentiality of such information consistent with applicable law, Company policies, this Agreement, and the Prior Confidentiality Covenants. Executive also affirms that Executive has not disclosed and agrees that Executive will not disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement, except to Executive’s immediate family whom Executive has instructed to not divulge such information, tax advisor or attorney with whom Executive chose to consult regarding Executive’s consideration of this Agreement, and/or to any federal, state, or local government agency and/or as may be required pursuant to legal process. Executive further agrees to take reasonable steps to ensure that any information concerning this Agreement which is disclosed to Executive’s tax advisor, attorney or immediate family will not be disclosed to any other third party, including but not limited to informing such persons that the terms and conditions of this Agreement are strictly confidential and that they may not be disclosed or discussed with anyone. However, nothing in this Section shall be interpreted, construed, asserted or enforced to prohibit or restrict in any way either of the parties from: (1) communicating with or otherwise participating in an investigation by an federal, state or local government law enforcement agency, including but not limited to the EEOC, NLRB, Department of Justice, SEC, Congress, or any Inspector General about or into the possible violate of any law or making disclosures that are protected under the whistleblower provisions of federal law or regulation; (2) taking any other actions (with or without notification to the Company that are protected under the anti-retaliation provisions of state or federal law or regulation; or (3) making any statement that is compelled by a lawful court order, such as a valid subpoena for testimony.

H.    No Actions. Executive represents that as of the date Executive signs this Agreement, Executive have not filed or initiated, or caused to be filed or initiated, any complaint, action, claim for arbitration, or lawsuit of any kind against any Released Party in any federal, state, or local court or agency or other forum, and Executive agrees not to initiate or file, or cause to be initiated or filed, any action, lawsuit, complaint, claim for arbitration, or proceeding in any federal, state or local court or in any administrative tribunal or other forum with authority to adjudicate disputes asserting any of the Released Claims against any Released

Party. Executive agrees to reimburse the Company for any legal fees that the Company incurs as a result of any breach of this Section by Executive.

I.    Return of Property. Executive confirms that as required by the terms of the Plan, Executive has returned all Company property in Executive’s possession or control, including, but not limited to, any Confidential Information of the Company.

J.    No Admission. Executive recognizes and agrees that nothing in this Agreement constitutes an admission of liability or wrongdoing by Executive or by the Company or any of the others released herein.

K.    Additional Information and Rights. In October 1990, the Older Workers Benefit Protection Act (“Act”) was enacted. The Act provides, among other things, that notice be given to Executive in writing. As provided in the Act, Executive has a right to consider this Agreement for a period of [twenty-one (21) or forty-five (45)] days. Should Executive choose to sign this Agreement, Executive has seven (7) calendar days from the date Executive signs this Agreement within which to revoke Executive’s acceptance to the extent set forth herein. If Executive submits in this period, in a writing to [name and title] stating, “I hereby revoke my acceptance as set forth in Section K of our Non-Competition Agreement and General Release of All Claims.”, then Executive’s acceptance of all provisions of this Agreement except the provisions of Section B shall be revoked. The revocation must be personally delivered to [name and title] or his/her designee or mailed to [insert address] and postmarked within seven (7) calendar days after Executive sign this Agreement. Any modifications, material or otherwise, made to this Agreement, whether material or immaterial, do not restart or affect in any manner the original up to [twenty-one (21) or forty-five (45)] day consideration period. If Executive accepts and does not revoke this Agreement as set forth herein within the seven (7) day revocation period, payment will be made to Executive as provided in this Agreement. If Executive decides not to accept this Agreement or accepts this Agreement but revokes acceptance as set forth herein within seven (7) days, nothing will be paid to Executive under this Agreement or the Plan and the provisions of Section B shall continue in full force and effect. Executive is advised to consult with an attorney before acting on this Agreement.

L.    Consequence of Breach by Executive. Executive acknowledges that the Company is entering this Agreement in reliance on Executive’s promises, agreements, warranties, and covenants to adhere to each of the obligations of this Agreement, and that the promises, agreements, warranties, covenants, duties, responsibilities and obligations set forth in each Section of this Agreement each constitute a material inducement for the Company to enter this Agreement. In the event that Executive breaches any provision of this Agreement, including but not limited to the covenants and provisions of Section B of this Agreement, Executive agrees that, in addition to any other remedies available to the Company at law or in equity, the Company shall cease providing the Severance Benefits, Executive shall not be entitled to any further Severance Benefits, and Executive shall repay to the Company any Severance Benefits that had been provided to Executive. Executive agrees to indemnify and hold the Company harmless from and against all loss, cost, damage, or expense, including without limitation, attorneys’ fees, which arise out of any breach by Executive of this Agreement. Notwithstanding the foregoing, this Agreement (including the releases contained herein) shall otherwise remain in full force and effect.

M.    Modification and Waiver.    This Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement. No waiver or modification of this Agreement will be valid unless in writing and duly executed by the party against whom enforcement is sought. Failure of the Company to enforce any provision of this Agreement shall not be construed as a waiver of such provision or of the right of the Company thereafter to enforce each provision.

N.    Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

O.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

P.    Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company (including but not limited to any corporate successor of the Company) and Executive’s heirs, executors and personal representatives. As part of this provision, Executive understands and agrees that should Executive become employed by another entity owned or otherwise affiliated with the Company (such as any subsidiaries, divisions or unincorporated affiliates), the obligations of this Agreement follow Executive to such other entity automatically and without further action, and that entity becomes the “Company” within the meaning of this Agreement.

Q.    Severability. The Company and Executive agree that, should any provision of this Agreement be declared illegal or unenforceable by any court or arbitrator of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. If any portion of the general release language is ruled to be unenforceable for any reason, Executive shall return the Severance Benefits paid hereunder. Notwithstanding the foregoing, the Company and Executive agree that this Section Q shall not apply to the provisions of Section B, the modification of which are governed by Section B(5)(b) of this Agreement.

R.    Clawback. Executive acknowledges that any Severance Benefits paid to Executive pursuant to this Agreement may be subject to a clawback to the extent required by law under Section 954 of the Dodd-Frank Act or any other law or Company policy.

S.    Entire Agreement. This Agreement and any compensation, equity or benefit plan or agreement referred to herein sets forth the entire agreement between Executive and the Company, and fully supersede any and all prior agreements or understandings, whether written or oral, between Executive and the Company concerning the subject matter of this Agreement, including without limitation the ECICSP, except that any Prior Confidentiality Covenants and the Arbitration Agreement shall remain in full force and effect pursuant to their terms. Executive acknowledges that Executive has not relied on any representations, promises, or agreements of any kind made to Executive in connection with Executive’s decision to accept this Agreement, except for those set forth in this Agreement

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Appendix B

•	Severance Pay for Eligible Participants

•	Amount of Severance Pay and Benefits

•

Cash Severance. The amount of cash severance payable to an eligible Participant will be determined in accordance with the severance pay guidelines below subject to the reductions set forth below; provided, that the Company, in its sole discretion, and on a case-by-case basis, may increase or decrease the amount of severance pay payable to an eligible Participant:

CLASSIFICATION AS OF TERMINATION DATE*	SEVERANCE PAY BENEFITS

Tier 1	2.0 X Base Annual Salary

Tier 2	1.5 X Base Annual Salary

Tier 3	1.0 X Base Annual Salary

* The job titles associated with each tier, as of the Effective Date, is set forth in the attached Schedule 2. The tier structure may be changed by the Company at any time in its sole discretion.

The severance pay will be paid in four (4) equal quarterly installments over the twelve (12) month period immediately following Participant’s termination of employment; provided, that the first installment payment of the severance pay will be made on the sixtieth (60th) day after the date of Participant’s termination, and will include payment of any installment payments that were otherwise due prior thereto. Notwithstanding the foregoing, to the extent that the severance pay payable under this Plan is nonqualified deferred compensation subject to Section 409A (after applying all applicable exemptions) and paying such severance pay subject to Section 409A after the expiration of the short-term deferral period within the meaning of Section 409A would constitute a violation of Section 409A with respect to the Participant receiving such severance pay, such payments shall instead be made on the last day of the short-term deferral period.

•

Pro-Rata Bonus. An amount equal to the target annual bonus multiplied by the final Bancorp bonus funding rate (as approved by the Human Capital & Compensation Committee) for the year of termination under the Variable Compensation Plan that the Participant would have been eligible to earn if he or she had remained employed, prorated based on the number of days during the performance year that the Participant was employed by the Company over the total number of days in the performance year. This bonus amount shall be paid in a lump sum in the year following termination at the same time as such annual bonus is paid to other Participants, but in no event later than March 15th of such year.

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•

Lump Sum Payment. An amount equal to twelve (12) times the monthly COBRA premium cost for the type of Company-sponsored medical, dental and vision coverage in which the Participant was enrolled immediately prior to Participant’s termination. Payment will be made in a lump sum within sixty (60) days following termination of employment.

•	Equity

The treatment of a Participant’s outstanding equity awards and other long term incentive awards, if any, upon termination will be determined in accordance with the applicable plan documents.

•	Reduction of Severance Pay and Benefits

Unless the Company, in its sole discretion, provides otherwise in writing, the amount of severance pay payable to an eligible Participant as determined above shall be reduced by any outstanding debt owed by the Participant to the Company or any of its affiliates, where permitted by law.

•	Other Severance Benefits

The Company, in its sole discretion, and on a case-by-case basis, may pay other benefits to a Participant who receives severance pay under this Plan upon termination of employment, including, but not limited to, additional severance pay, continued group health coverage, and outplacement services.

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